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                                                                    EXHIBIT 10.7

C                       SECOND AMENDMENT TO LEASE AGREEMENT

        This Second Amendment to Lease Agreement ("Second Amendment") is made as of this 25th day of March, 1996 by and between Teachers Realty Corporation ("Landlord") and Voicetek Corporation ("Tenant").

        WHEREAS, Landlord and Tenant have heretofore executed a certain Lease Agreement dated May 25, 1993, which Lease Agreement has been amended by that certain First Amendment to Lease Agreement (the "First Amendment") dated August 8, 1994 (said Lease Agreement as amended by the First Amendment is hereafter the "Lease") pursuant to which Tenant has leased 33,500 rentable square feet of area (comprised of the 19,881 square foot "Original Premises" originally leased to Tenant under the Lease Agreement and the 13,619 square foot "New Premises" demised to Tenant under the First Amendment) in a building (the "Building") known as 19 Alpha Road, Chelmsford, MA; and

        WHEREAS, Landlord and Tenant have agreed to further expand the Premises on two occasions so that Tenant shall lease (i) an additional 3,520 rentable square feet of area (the "Second Expansion Space") and (ii) an additional 13,700 rentable square feet of area (the "Third Expansion Space"), all as more particularly shown on Exhibit A to this Second Amendment subject to the terms, covenants and provisions of the Lease as amended hereby; and

        WHEREAS, the Initial Term of the Lease (as extended by the First Amendment) is scheduled to expire on October 31, 1999; and

        WHEREAS, Landlord and Tenant have agreed to enter into this Second Amendment in order to memorialize their agreements and to otherwise modify and amend the Lease to (i) reflect the increases in the size of the Premises demised under the Lease from time to time as a result of the addition of the Second Expansion Space and the Third Expansion Space and (ii) to otherwise modify and amend the Lease as hereinafter set forth.

        NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant and Landlord hereby agree as follows:

1. Second Expansion Space; Changes in Basic Lease Provisions. Effective as of March 25,1996 (the "Second Expansion Commencement Date"), the information provided in Article I of the Lease captioned "Basic Lease Provisions" (as previously amended) will be changed and the Lease shall be deemed amended in the following respects:

         (a) The definition of the term "Premises Rentable Area" shall be amended by deleting the reference to "33,500 rentable square feet" and inserting in its place and stead the number "37,020 rentable square feet".



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         (b) The definition of the term "Basic Rent" shall be amended by inserting the phrase "plus the Second Expansion Rent" after the numbers set forth in the "Basic Rent" and "Monthly Payment" columns of paragraph 1(b) B. and 1(b) C. of the First Amendment.

         As used herein, the term "Second Expansion Rent" shall mean (a) for the period beginning on the Second Expansion Commencement Date and ending on October 31, 1996, $15,136.00 per annum ($4.30 per square foot contained in the Second Expansion Space) payable in equal monthly installments of $1,261.33 (pro rated for any partial month in which the Second Expansion Commencement Date shall fall) and (b) for the period beginning on November 1, 1996 through the last day of Initial Term (October 31, 1999) the amount of $15,840.00 per annum ($4.50 per square foot contained in the Second Expansion Space) payable in equal monthly installments of $1,320.00. All such Second Expansion Rent shall be payable on the first day of each calendar month (pro rated as of the Second Expansion Commencement Date as aforementioned) without deduction, offset, abatement or demand.

         In addition to the increases in the Basic Rent as it is amended by the provisions of paragraphs 1(b) and 4(b) of this Second Amendment, Tenant shall continue to make the monthly payments of the Reimbursement Rent as defined under
Article III, Section 3.1(c) of the Lease as and when required by the terms of said Section 3.1(c) of the Lease and these payments of Reimbursement Rent shall remain unchanged by this Second Amendment.

         (c) The definition of the term "Security Deposit" shall be amended and increased in the amounts described in paragraph 7 of this Second Amendment.

         (d) The definition of the term "Building Rentable Area" shall be deemed amended by deleting "64,250 rentable square feet" and inserting in its place and stead "63,220 rentable square feet".

         (e) The definition of the term "Escalation Factor" shall be amended by deleting "54.88%" and inserting the number "61.64%" in its place and stead.

2. Second Expansion Space Expansion; Generally. Effective as of the Second Expansion Commencement Date, the Second Expansion Space shall be deemed added to and included in the Premises demised under the Lease for the balance of the Term of this Lease and, until the Third Expansion Commencement Date, the term "Premises" wherever used in the Lease shall be deemed to mean and include the Second Expansion Space together with the Original Premises and the New Premises. Accordingly, monthly and annual payments on account of Escalation Charges shall be increased to reflect the increase in the size of the Premises resulting from the addition of the Second Expansion Space.

3. Landlord's Second Expansion Work Deemed Completed. It is agreed and understood that the provisions of Article IV of the Lease and paragraph 4 of the First

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Amendment shall not be applicable to the Second Expansion Space and Landlord shall have no obligation whatsoever to perform the work described therein.

         Tenant hereby acknowledges and agrees that Landlord has, as of the date of this Second Amendment, completed the work described in Exhibit B to this Second Amendment ("Landlord's Second Expansion Work").

         Tenant hereby approves all work performed by Landlord in the Second Expansion Space. Accordingly, the Second Expansion Space is being leased in its condition as of the date of this Second Amendment, "as is" without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Second Expansion Space and Landlord's Second Expansion Work and has found the same to be satisfactory and complete.

4. Third Expansion Space; Changes in Basic Lease Provisions. Effective as of the Third Expansion Commencement Date (as hereinafter defined), the information provided in Article I of the Lease captioned "Basic Lease Provisions" (as previously amended) will be changed and the Lease shall be deemed amended in the following respects:

         (a) The definition of the term "Premises Rentable Area" (as amended by paragraph 1 of this Second Amendment) shall be amended by deleting the reference to "37,020 rentable square feet" and inserting in its place and stead the number "50,720 rentable square feet".

         (b) The definition of the term "Basic Rent" shall be amended by inserting the phrase "and the Third Expansion Rent" (in addition to the phrase "plus the Second Expansion Rent" after the numbers set forth in the Basic Rent and Monthly Payment columns of paragraph 1(b) B. and 1(b) C. of the First Amendment (as they have been amended by paragraph 1(b) of this Second Amendment).

         As used herein, the term "Third Expansion Rent" shall mean (a) for the period beginning on the Third Expansion Commencement Date and ending on the last day of the calendar month in which the first (1st) anniversary of the Third Expansion Commencement Date shall fall, $95,900.00 ($7.00 per rentable square foot contained in the Third Expansion Space) payable in equal monthly installments of $7,991.67 (pro rated for any partial calendar month in which the Third Expansion Commencement Date should fall), (b) for the twelve (12) calendar month period immediately following the period described in (a) above, $99,325.00 per annum ($7.25 per rentable square foot contained in the Third Expansion Space) payable in equal monthly installments of $8,277.08, and (c) for the period commencing immediately following the period described in (b) above and thereafter for the remainder of the Initial Term (October 31, 1999), $102,750.00 per annum ($7.50 per rentable square foot contained in the Third Expansion Space) payable in equal monthly installments of $8,562.50. All such Third Expansion Rent shall be payable on the first day of each calendar month (pro rated as of the Third Expansion Commencement Date as aforementioned) without deduction, offset, abatement or demand.

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         (c) The definition of the term "Escalation Factor" shall be amended by deleting "61.64%" (as increased and adjusted by the provisions of paragraph 1(e) of this Second Amendment") and inserting the number "84.45%" in its place and stead.

5. Third Expansion Space Expansion; Generally. Effective as of the Third Expansion Commencement Date, the Third Expansion Space shall be added to and included in the Premises demised under the Lease for the balance of the Term of this Lease and the term "Premises" wherever used in the Lease shall be deemed to mean and include the Third Expansion Space together with the Original Premises, the New Premises and the Second Expansion Space. Accordingly, monthly and annual payments on account of Escalation Charges shall be increased to reflect the increase in the size of the Premises resulting from the addition of the Third Expansion Space.

6.       Landlord's Third Expansion Work; Third Expansion Commencement Date.

6.1 Commencement Date. (a) The Third Expansion Commencement Date shall be the earlier of (i) that date (the "Target Date") which is sixty (60) days after the Delivery Date (as said term is hereafter defined) irrespective of whether Tenant has completed Tenant's Work or obtained a Certificate of Occupancy, or
(ii) that date on which Tenant commences occupancy of the Third Expansion Space for the Permitted Uses, whichever first occurs.

         Each of the parties hereto agrees, upon demand of the other, to execute a declaration expressing the Third Expansion Commencement Date as soon as the Third Expansion Commencement Date has been determined. As used herein, the term "Delivery Date" shall mean that date upon which Landlord shall deliver possession of the Third Expansion Space to Tenant as set forth in a written notice from Landlord to Tenant (a "Delivery Notice"). The Delivery Date shall not occur until Landlord and Tenant have each executed and delivered this Second Amendment and all existing tenants of any portion of the Third Expansion Space (if any there may be) have vacated the Third Expansion Space.

6.2      Tenant's Third Expansion Plans.

         (a) Tenant hereby agrees to accept the Third Expansion Spaces in its "as is" condition on the Delivery Date, with all faults and without representation or warranty by Landlord of any kind. All work, construction and improvements to be performed in the Third Expansion Space for use and occupancy by Tenant shall be provided and installed by Tenant at Tenant's sole cost and expense (subject to Landlord's obligation to fund the Allowance in accordance with the provisions of this Paragraph 6). Prior to commencement of any work by Tenant, Tenant shall deliver to Landlord a detailed floor plan layout together with detailed construction drawings, detailed specifications and written instructions (herein called "Tenant's Third Expansion Plans") reflecting the partitions, improvements, mechanical, electrical and other work and alterations desired by Tenant in the Third Expansion Space. Landlord shall not unreasonably withhold or delay its approval of Tenant's Third Expansion Plans.

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6.3      Tenant's Work.

         (a) Landlord's approval of Tenant's Third Expansion Plans and specifications shall, in no event, unless expressly set forth in such approval, be deemed to create any obligation on the part of Landlord to do any work or make any installations in or about the Third Expansion Space nor to authorize Tenant to make any further additions, improvements or alterations to the Third Expansion Space. Tenant shall be responsible for the construction of all work and improvements necessary for Tenant to occupy the Third Expansion Space. Without limitation of the foregoing, Tenant shall be responsible for completing (at Tenant's sole cost and expense) all work necessary to separately meter utilities used and consumed in the Third Expansion Space (to the extent not already separately metered) and shall arrange for such services directly with the applicable utilities. All utilities used or consumed in the Premises during performance of Tenant's Third Expansion Work shall also be the responsibility of Tenant.

         (b) Tenant shall perform, at its sole cost and expense, all of the work (the "Tenant's Third Expansion Work") shown on Tenant's Third Expansion Plans strictly in accordance with Tenant's Third Expansion Plans. Any changes to Tenant's Third Expansion Plans shall be subject to the approval of Landlord which approval will not be unreasonably withheld or delayed. Tenant's Third Expansion Work shall be performed by Tenant strictly in compliance with and subject to the provisions of Section 5.2 of the Lease. Without limitation of Landlord's rights to approve all aspects of Tenant's Third Expansion Work and Tenant's Third Expansion Plans, Landlord hereby approves the location of the windows shown on that certain Space Plan by King Design Associates, Inc. dated June 5, 1996. Notwithstanding the foregoing to the contrary, Landlord hereby expressly reserves the right to review and approve any structural changes to the Building necessary to effect installation of such windows, the actual materials and windows used and the appearance and aesthetic impact on the Building resulting from the installation of such windows. In addition to and without limitation of any other provision of this Lease, Landlord hereby reserves the right to require that Tenant, at its sole cost and expense, remove such windows from the Building upon expiration or earlier termination of this Lease. If Landlord shall elect to require that Tenant remove such windows as aforesaid, Tenant hereby agrees to remove same and restore the Building to its condition prior to installation of such windows. The provisions of this paragraph (b) shall survive expiration or earlier termination of the Term of this Lease.

         (c) Prior to commencing occupancy of all or any portion of the Third Expansion Space, Tenant shall, at its sole expense, procure a Certificate of Occupancy and any other permit or approval required by the Town of Chelmsford or the Commonwealth of Massachusetts for its use and occupancy of the Third Expansion Space and Tenant shall deliver copies thereof to Landlord. Subject to all applicable provisions of this Lease, entry of the Third Expansion Space by Tenant or its agents or contractors prior to the Third Expansion Commencement Date for the limited purpose of performing Tenant's Third Expansion Work shall be permitted. In no event shall the Third Expansion Commencement Date be delayed by reason of Tenant's failure to complete the Tenant's

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Third Expansion Work prior to the Target Date. Tenant shall not damage or deface the Building or any part thereof in connection with the Tenant's Third
Expansion Work and Tenant shall promptly reimburse Landlord for the cost of repairing any damage to the Building caused by Tenant, its employees, workmen, contractors, subcontractors, materialmen and all other parties who are involved in performing all or any part of Tenant's Third Expansion Work.

         Tenant shall, at its sole cost and expense, cause Tenant's Third Expansion Work to be guaranteed and bonded for completion. Tenant hereby agrees that Tenant's Third Expansion Work shall be completed in accordance with Tenant's Third Expansion Plans first approved by Finard & Company, Inc. ("Landlord's Construction Representative").

         To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all loss, cost, penalties, liabilities, damages and claims arising from any act, omission or negligence of Tenant or Tenant's General Contractor or any contractors or workman employed by either of them ("Tenant's Subs") or their respective contractors, licensees, agents, servants or employees arising from the performance of Tenant's Third Expansion Work caused to any person or to the property of any person, the Building, or the Property. This indemnity shall, to the maximum extent this agreement may be made effective according to law, also extend to all loss, cost, penalties, liability, damage, claims or whatever nature asserted against the Landlord arising out of the use or occupancy or passage or travel over or upon, the Property by Tenant or by any person claiming by, through or under Tenant including, without limitation, Tenant's General Contractor and Tenant's Subs and their respective agents, employees and contractors and customers or arising out of any delivery to or service applied to the Third Expansion Space or the Building or on account of or based on anything whatsoever done on the Property. The indemnities contained in this paragraph shall (i) include indemnity against all cost, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel approved by the Landlord and (ii) survive expiration or earlier termination of this Lease.

6.4      Landlord's Allowance; Payment.

         (a) Landlord shall make a dollar contribution (hereafter the "Allowance") toward the cost of completing Tenant's Work (including, without limitation, labor, materials, construction supervision, permitting, architectural fees and engineering fees) in an amount not to exceed Eighty Two Thousand Two Hundred and No/100ths ($82,200.00) Dollars. The total cost of the Tenant's Work in excess of the amount of the Allowance (such excess costs being hereafter the "Excess Costs") shall be borne by Tenant. The Allowance shall not be applied to payment for office furniture or equipment or related expenses.

         (b) Payment. Provided that no Default of Tenant shall exist and be continuing, periodically, but not more than once per calendar month and within thirty (30) days after (i) Tenant's General Contractor or Tenant has submitted to Landlord's Construction Representative approved applications or invoices for Tenant's Third Expansion Work

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performed and completed and materials in place during such period on Standard
AIA Requisition Forms with appropriate line item break-downs (a "Requisition") and (ii) delivery to Landlord of appropriate partial lien waivers from Tenant's General Contractors which includes subcontractors' invoices for Tenant's Third Expansion Work performed to date and appropriate partial lien waivers from Tenant's Subs on Lien Waiver forms acceptable to Landlord's Construction Representative and (iii) in each case, a certification from Tenant's Architect certifying as to the state of completion of such work and installation of such materials, Landlord shall pay to Tenant's General Contractor out of the Allowance, the cost of the Tenant's Third Expansion Work performed to date as shown on the Requisition (subject to the usual 10% retainage). No sooner than thirty (30) days after the Commencement Date and after Tenant has submitted to Landlord (i) the final Requisition, (ii) appropriate final lien waivers from Tenant's General Contractor which includes final subcontractors' invoices and appropriate final lien waivers from Tenant's Subs, (iii) a Certificate from Tenant and Tenant's Architect that the Tenant's Third Expansion Work has been completed in compliance with Tenant's Third Expansion Plans and (iv) upon acceptance of Tenant's Third Expansion Work by Landlord, Landlord shall pay the amount of the final Requisition from the Allowance, if any amounts are so available. It is agreed and understood that Landlord's contribution toward the total cost of Tenant's Third Expansion Work shall not exceed the Allowance. All costs and expenses incurred in connection with Tenant's Third Expansion Work in excess of the Allowance shall be borne by Tenant. Landlord shall be entitled to retain any portion of the Allowance not needed to complete Tenant's Third Expansion Work.

        Tenant shall not permit any mechanics' lien, materialmen's lien, or any other lien to be filed against the Premises, the Building, the Property or Landlord by reason of Tenant's Third Expansion Work or by reason of any other work performed by Tenant, Tenant's General Contractor or Tenant's Subs or suppliers. Tenant shall indemnify and hold Landlord wholly harmless from and against all loss, cost, expense, liability and damage resulting from any failure of Tenant to pay for the Tenant's Third Expansion Work including, without limitation, legal fees incurred in connection with such failure to pay.

6.5      Demolition Allowance.

         In addition to the Allowance, subject to the provisions hereof, Landlord will bear the cost and expense of performing Demolition Work in the Third Expansion Space in conjunction with the Third Expansion Work ("Demolition Costs") up to the amount of the "Demolition Allowance" (as hereafter defined). In no event shall Landlord be obligated to pay for any Demolition Costs in excess of the Demolition Allowance (as said term is hereinafter defined). As used herein, the term "Demolition Allowance" shall mean $18,500.00 ($1.35 per rentable square foot) contained in the Third Expansion Space. Tenant shall pay for all Demolition Costs in excess of the Demolition Allowance as and when billed therefor. Landlord shall be entitled to retain any portion of the Demolition Allowance not needed for Demolition Work necessary to prepare the Third Expansion Space for Tenant's Third Expansion Work. The Demolition Allowance will be disbursed

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in the same manner as applies to disbursements of the Allowance pursuant to
Section 6.4 hereof.

7. Security Deposit Increase. Effective as of the date of this Second Amendment, the Security Deposit held by Landlord pursuant to the Lease shall be increased by the additional amount of $23,240.00 representing increases in the Security Deposit in the amount of (i) $2,640.00 with respect to the Second Expansion Space and (ii) $20,600.00 with respect to the Third Expansion Space. Accordingly, Tenant shall deposit the necessary additional amounts to be added to the Security Deposit so that from and after the date of this Second Amendment, the amount of the Security Deposit deposited with Landlord under the Lease shall be in the aggregate amount of $55,606.12 and the definition of the term "Security Deposit" shall be increased and adjusted to be $55,606.12 for all purposes under the Lease. Such additional amounts as may be necessary to be deposited with Landlord hereunder shall be paid to Landlord simultaneously with the execution and delivery of this Lease.

8. No Brokers. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Second Amendment and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim.

9. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. Except as herein modified, all terms, covenants and provisions of the Lease are hereby ratified and affirmed.

WITNESS our hands and seals on the day and year first above written.

                                                     LANDLORD:
                                                     TEACHERS REALTY CORPORATION

                                                     By: /s/ Richard J. Usas
                                                        ------------------------

                                                     Its: Director
                                                         -----------------------

                                                     TENANT:
                                                     VOICETEK CORPORATION

                                                     By: /s/ Roger Tuttle
                                                        ------------------------
                                                     Its:
                                                         -----------------------

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                                   EXHIBIT A

                             [VOICETEK FLOOR PLAN]